UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current report

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

TriCo Bancshares

(Exact name of registrant as specified in its charter)

California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive, Chico, California	95973
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 4, 2014, TriCo Bancshares (the “Company”) entered into an amendment (the “Amendment”) to its Rights Agreement dated June 25, 2001 with Mellon Investor Services LLC, as Rights Agent, as amended. The Amendment accelerates the expiration of the rights from July 10, 2021 to July 1, 2014 and has the effect of terminating the Rights Agreement as of that date. At the time of the termination of the Rights Agreement on July 1, 2014 at 5:00 p.m. California time, all rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement will expire. A copy of the Amendment is attached as Exhibit 4.3 and is incorporated hereto.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On June 4, 2014, the Company issued a press release in which the Company announcing that it had entered into the Amendment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01: Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Rights Agreement dated as of June 25, 2001 between TriCo Bancshares and Mellon Investor Services LLC (incorporated by reference to Exhibit 1 to Registration Statement on Form 8-A filed on July 5, 2001).

4.2	Amendment to Rights Agreement dated as of July 8, 2011 between TriCo Bancshares and BNY Mellon Investor Services LLC (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on July 8, 2011).

4.3	Amendment to Rights Agreement dated as of June 4, 2014 between TriCo Bancshares and Computershare, Inc.

99.1	Press release dated June 4, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRICO BANCSHARES

Date: June 4, 2014	By	/s/ Thomas J. Reddish
Thomas J. Reddish, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)